Agassi Sports Entertainment Announces George Mackin as Strategic Consultant

Racquet Sports Industry and Media Leader Joins ASE Advisory Team

LAS VEGAS, Nev., February 10, 2026 /PRNewswire/ Agassi Sports Entertainment Corp. (OTC PINK: AASP) (“ASE” or the “Company”), a sports entertainment and innovation company focused on racquet sports, today announced that George Mackin has joined the Company as a strategic consultant.

Mr. Mackin brings decades of experience building, operating, and monetizing sports media platforms, live events, and technology-enabled businesses within the global tennis industry. He has created substantial value through media representation, tournament ownership, and strategic investments across the racquet sports ecosystem.

Mr. Mackin built one of the largest and most successful media representation companies in the world, which he sold in 1998. In 2000, he invested in and became managing partner of Tennis Media Company, where he appointed tennis legend Chrissie Evert as Publisher and brought in strategic investors across tennis, media, and technology. Under his leadership, Tennis Media Company expanded its reach and influence before Mr. Mackin led the sale of the business to Sinclair Broadcast Group, owners of Tennis Channel, in 2017.

In 2004, Mr. Mackin helped lead an investor group which bought out IMG’s ownership in the Indian Wells Masters Series Tennis Tournament, now known as the BNP Paribas Open. At the time, the tournament faced potential relocation. Mr. Mackin helped stabilize and recapitalize the event and leveraged Tennis Media Company’s media assets to grow revenues and strengthen the brand across ticketing, sponsorship, hospitality, retail, and food and beverage. The tournament was sold to Larry Ellison in 2009. The turnaround later became a published case study by the University of Oregon’s Warsaw Sports Marketing Graduate Program.

In 2015, Mr. Mackin led an expanded investment group into PlaySight Interactive, a global sports video and analytics platform, where they became majority owners alongside institutional and strategic investors including Verizon Ventures, SoftBank Ventures Asia, the Great White Shark Opportunity Fund, and Unbound. He served as Chairman of PlaySight Interactive from 2018 to 2020.

At Agassi Sports Entertainment, Mr. Mackin will advise the Company on media strategy, brand development, event growth, athlete partnerships, and sports technology initiatives as ASE continues to work to build an integrated platform across racquet sports.

Commenting on his appointment, Mr. Mackin said, “I look forward to working with the Agassi Sports Entertainment team to help grow the Company’s platforms, relevance, and long-term position across racquet sports. I have spent much of my career building media, event, and technology businesses within tennis, and the opportunity to apply that experience alongside what I believe can become an iconic brand is very compelling.”

Commenting for Agassi Sports Entertainment, CEO Ronald Boreta stated, “George is one of the most accomplished operators in the racquet sports industry. He has built and sold leading media businesses, successfully owned and scaled one of the world’s premier tournaments, and has consistently demonstrated an ability to create long-term value. His experience and perspective align closely with our strategy, and we are pleased to welcome him as a strategic consultant.”

About Agassi Sports Entertainment Corp.

Agassi Sports Entertainment Corp. (OTC PINK: AASP) is a sports entertainment, content, media, and technology company focused on developing products, platforms, and experiences across racquet sports. The Company seeks to collaborate with leading global brands and iconic athletes to grow participation, engagement, and long-term shareholder value.

Forward-Looking Statements

This press release includes “forward-looking statements”, including information about Agassi Sports Entertainment’s future expectations, plans and prospects. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Factors that could cause actual results to differ materially include, without limitation: (a) the timing, cost, funding availability, anticipated benefits, and implementation of the Company’s planned digital platform; (b) the Company’s ability to raise sufficient capital, including to satisfy obligations to third-party service providers, the terms on which such funding may be available, and potential dilution resulting therefrom; (c) intense competition in the court sports industry and the Company’s ability to compete effectively; (d) the Company’s limited operating history and lack of significant revenues to date, and the risk that it may not achieve profitability or successfully execute its business plan; (e) the Company’s dependence on its management team and the absence of employment agreements with key personnel; (f) the Company’s reliance on the continued involvement, reputation, and brand recognition of Andre Agassi; (g) the Company’s planned concentration in the pickleball and padel industries; (h) adverse economic conditions, including inflation and reduced consumer discretionary spending, which could negatively affect demand, operating results, financial condition, cash flows, and the Company’s ability to raise capital; and (i) claims or liabilities arising from the construction or operation of the Company’s planned facilities or the use of its future premises, equipment, or services. Additional risks are described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports, which are available at www.sec.gov. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

Contact

Agassi Sports Entertainment Corp.

CEO Ronald Boreta

ron@agassisports.com